Exhibit 99.2

Amp Acquisition – Questions and Answers

January 19, 2006

www.rasertech.com/raserandamp.html

Q: Why did Raser acquire Amp?

Amp Resources (“Amp”) provides a technology platform for further development and commercialization of Raser Symetron™ in two of our three key market segments, Power Generation and Industrial applications.

Q: What synergies are expected in the combination of Raser with Amp?

The synergies anticipated by this transaction result from the common business models and the complementary technology focus of the two companies. Specific benefits include:

1.	Common licensing platform for Amp heat transfer technology and Raser Symetron™.

2.	An immediate marketplace for Symetron™ high-efficiency motor controllers.

3.	Potential marketplace for Symetron™ Power Generation.

4.	Joint opportunity for new offerings in traditional, renewable and waste heat power generation applications.

Q: What is Raser’s acquisition strategy?

Raser may enter into joint ventures, partnerships, strategic alliances or complete acquisitions where there is a compelling value creation opportunity within any of its core markets - Transportation, Industrial, and Power Generation.

Q: When do you anticipate the transaction will be completed?

We anticipate the transaction will be completed quickly after receipt of HSR regulatory approval, most likely in the second quarter of 2006.

Q: Does this transaction make Raser an Electric Utility?

No. Power Generation is one of Raser’s three target markets, and power generation from renewable sources is a small but growing segment of that market. Raser does not intend to become an “electric utility”. Raser will continue to focus on three primary markets:

•	Transportation

•	Industrial

•	Power Generation

Q: How big are the power plants?

Amp is developing power plants in 15 and 30 megawatt sizes. This focused product offering is designed to minimize the project development time while allowing for adaptation to the size and other characteristics of the resource begin developed. The projects currently under development have a nameplate capacity of approximately 105 megawatts.

Q: How do you intend to “monetize” the current and future power generation projects?

Raser intends to monetize the power projects by licensing our technologies to third parties who will own the plants. Several potential buyers have been identified.

Q: What makes a monetization transaction attractive to a third party?

The purchaser of the plant would acquire an efficient plant design with expectations of an attractive return. Each project includes a fully executed purchase power contract for a fixed term at attractive rates. In addition, there are favorable tax attributes in the form of accelerated depreciation, intangible drilling costs, depletion allowances and IRS Section 45 production tax credits.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the benefits of the proposed acquisition; the Company’s expectations that the acquisition will be accretive to Raser’s results; the Company’s intent to monetize contractual payments; the Company’s ability to raise capital sufficient to finance the repayment of indebtedness which is a condition to closing; the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; the projected revenues derived from the transaction; the ability of the Company to hire employees sufficient to accelerate engineering and testing; and the Company’s beliefs regarding its research and development efforts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, difficulties encountered in integrating merged businesses, uncertainties as to the timing of the acquisition; necessary approvals of the transaction by the stockholders of the companies; the ability to secure construction financing for geothermal facilities; the ability to secure governmental, and other, approvals and permits; the ability to meet construction timetables for geothermal facilities; the ability to monetize geothermal facility revenue streams; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; the ability to raise capital to finance the repayment of indebtedness; the potential that the Company may be required to obtain shareholder approval of the transaction under applicable exchange listing standards; the competitive environment of the motor, controller and power generation industries, and competitive responses to the proposed acquisition; the inability to achieve commercial acceptance of our technology, the inability to compete effectively in the marketplace, the inability to improve or implement effective systems, procedures and controls, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, the inability to attract, train and retain key personnel, and such other risks as identified in the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.